                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        WESTERFED FINANCIAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            [WESTERFED LETTERHEAD]






                              September 30, 1997







Dear Fellow Stockholder:

         On behalf of the Board of Directors and Management of WesterFed Financial Corporation, I cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m. on October 28, 1997 at the Missoula Southgate Branch of Western Federal Savings Bank located at 2601 Garfield Street, Missoula, Montana.

         The stockholders will be asked to vote on the election of Directors and to ratify the appointment of an independent auditor as described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

         Whether or not you attend the meeting, I encourage you to read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save WesterFed additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                    Sincerely,




                                    LYLE R. GRIMES
                                    President, Chief Executive Officer and
                                     Chairman of the Board

                        WESTERFED FINANCIAL CORPORATION
                               110 East Broadway
                         Missoula, Montana 59802-4511
                                (406) 721-5254

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be Held on October 28, 1997


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of WesterFed Financial Corporation (the "Company") will be held at the Missoula Southgate Branch of Western Federal Savings Bank of Montana, a wholly owned subsidiary of the Company, located at 2601 Garfield Street, Missoula, Montana at 9:00 a.m., Missoula, Montana time, on October 28, 1997.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.  The election of two directors of the Company;

         2. The ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending June 30, 1998;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on August 29, 1997 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

         A complete list of stockholders entitled to vote at the Meeting is available for examination by any stockholder, for any purpose germane to the Meeting, between 9:00 a.m. and 4:00 p.m. at the office of the Company located at 110 East Broadway, Missoula, Montana for a period of ten days prior to the Meeting.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                      BY ORDER OF THE BOARD OF DIRECTORS




                                      Lyle R. Grimes
                                      President, Chief Executive Officer and
                                       Chairman of the Board


Missoula, Montana
September 30, 1997

-------------------------------------------------------------------------------
   IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
     OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A
         SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO
            POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                                PROXY STATEMENT

                        WESTERFED FINANCIAL CORPORATION
                               110 East Broadway
                         Missoula, Montana 59802-4511
                                (406) 721-5254

                        ANNUAL MEETING OF STOCKHOLDERS
                               October 28, 1997


         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of WesterFed Financial Corporation (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Missoula Southgate Branch of Western Federal Savings Bank of Montana (the "Bank"), a wholly owned subsidiary of the Company, located at 2601 Garfield Street, Missoula, Montana, on October 28, 1997, at 9:00 a.m., Missoula, Montana time, and all adjournments and postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about September 30, 1997.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors and a proposal to ratify the appointment of KPMG Peat Marwick LLP as auditors for the Company.

Vote Required and Proxy Information

         All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and the proposal set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Douglas G. Bardwell, Secretary, WesterFed Financial Corporation, 110 East Broadway, Missoula, Montana 59802-4511.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on August 29, 1997 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 5,564,904 shares of Common Stock issued and outstanding (including a total of 46,171 shares not fully vested, subject to restriction, which have been issued under the Company's Recognition and Retention Plan (the "RRP")). The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock,
(ii) the Company's Chief Executive Officer and each other executive officer who made in excess of $100,000 during fiscal 1997 (the "Named Officers") and
(iii) all directors and executive officers of the Company and the Bank as a group.


                                                                                               Shares
                                                                                            Beneficially      Percent
                                    Beneficial Owner                                           Owned          of Class
                                    ----------------                                        ------------      --------
Principal Owners
----------------
WesterFed Financial Corporation Employee Stock Ownership Plan and Trust                         354,933          6.4%
110 East Broadway
Missoula, Montana  59802-4511(1)

John Hancock Mutual Life Insurance Company, et al.                                              390,000          7.0
John Hancock Place
P.O. Box 111
Boston, Massachusetts  02117(2)

Paul J. McCann, First Montana Title Insurance Company, TSI, Inc., UAC, Inc.                     301,418          5.4
First Montana Title Company of Billings
First Montana Title Company of Great Falls and Paul T. McCann Foundation, Inc.(3)
P.O. Box 2249
Great Falls, MT 59403

Named Officers and Directors and Executive Officers as a Group(4)
-----------------------------------------------------------------
Lyle R. Grimes, President, Chief Executive Officer and Chairman of the Board (5)                139,315          2.5
Douglas G. Bardwell, Executive Vice President and Secretary(6)                                   88,780          1.6
James A. Salisbury, Treasurer and Chief Financial Officer(7)                                     70,938          1.2
Jack E. Lovell, Senior Vice President, Credit Administrator(8)                                   25,197           .4
Directors and executive officers of the Company and the Bank as a group (14 persons)(9)         705,760         12.0

-----------------------

(1) As reported in Amendment No. Two to a Schedule 13G dated January 29, 1997. The amount reported represents shares held by the Employee Stock Ownership Plan and Trust (the "ESOP"), 114,842 of which have been allocated to accounts of participants. First Bankers Trust Company, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.

(2) As reported in Amendment No. One to a Schedule 13G dated January 27, 1995 by John Hancock Mutual Life Insurance Company and certain of its subsidiaries, including John Hancock Advisers, Inc., a registered investment adviser, which reported sole voting and dispositive power as to 390,000 shares of the Common Stock held by two mutual funds for which it acts as investment adviser.

(3) As reported on Schedule 13-D dated May 27, 1997 by the above-named individuals. Mr. McCann reported shared voting and shared dispositive power over 301,418 shares. First Montana Title Insurance Company reported sole voting and sole dispositive power over 97,087 shares. TSI, Inc. reported sole voting and sole dispositive power over 172,420 shares. UAC, Inc. reported sole voting and sole dispositive power over 5,576 shares. First Montana Title Company of Billings reported sole voting and sole dispositive power over 700 shares. First Montana Title Company of Great Falls reported sole voting and sole dispositive power over 2,300 shares. Paul J. McCann Foundation, Inc. reported sole voting and sole dispositive power over 23,335 shares. Paul J. McCann and his wife Anne Marie McCann and members of their family control, directly or indirectly, a majority of the outstanding common stock of M Corp. First Montana Title Insurance Company, TSI, Inc., UAC, Inc., First Montana Title Company of Billings and First Montana Title Company of Great Falls are each controlled, directly or indirectly, through M Corp.

(4)  The address of each Named Officer is the same as that of the Company.

(5) Includes 55,271 shares held directly, 911 shares held in a custodial account for a minor child, 4,932 shares allocated to the account of Mr. Grimes under the ESOP, 11,757 shares, subject to restriction, awarded pursuant to the RRP over which Mr. Grimes has voting and no dispositive power and 66,444 shares subject to currently exercisable options granted pursuant to the 1993 Stock Option and Incentive Plan (the "Stock Option Plan"). Excludes options to purchase 60,000 shares which are not exercisable within 60 days of August 29, 1997.

(6) Includes 34,639 shares held directly, 1,414 shares held by Mr. Bardwell's spouse, 4,754 shares allocated to the account of Mr. Bardwell under the ESOP, 2,316 shares held in a custodial account for a minor child, 5,657 shares, subject to restriction, awarded pursuant to the RRP over which Mr. Bardwell has voting and no dispositive power and 40,000 shares subject to currently exercisable options granted pursuant to the Stock Option Plan. Excludes options to purchase 4,366 shares which are not exercisable within 60 days of August 29, 1997.

(7) Includes 20,610 shares held directly, 1,400 shares held in custodial accounts or by minor children, 300 shares held indirectly by child, 2,500 shares held by a corporation of which Mr. Salisbury is a director and executive officer, 4,312 shares allocated to the account of Mr. Salisbury under the ESOP, 4,548 shares, subject to restriction, awarded pursuant to the RRP over which Mr. Salisbury has voting and no dispositive power and 37,268 shares subject to currently exercisable options granted pursuant to the Stock Option Plan.

(8) Includes 7,985 shares held directly, 3,459 shares allocated to the account of Mr. Lovell under the ESOP, 2,662 shares, subject to restriction, awarded pursuant to the RRP over which Mr. Lovell has voting and no dispositive power and 11,091 shares subject to currently exercisable options granted pursuant to the Stock Option Plan.


(9) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares allocated to the ESOP accounts of the group members, held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or dispositive power. Amount also includes an aggregate of 43,867 shares, subject to restriction, awarded pursuant to the RRP over which the holders have voting but no dispositive power and an aggregate of 336,321 shares subject to currently exercisable options granted under the Stock Option Plan. Amount excludes 106,366 shares subject to options which are not exercisable within 60 days of August 29, 1997.

                      PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Board of Directors is composed of eight members, each of whom is also a director of the Bank. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify.

         The table below sets forth certain information regarding the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.


                                                                                        Shares of Common
                                                                             Term      Stock Beneficially     Percent
                                                                  Director    to            Owned at            of
          Name             Age          Position(s) Held          Since(1)  Expire     August 29, 1997(2)      Class
          ----             ---          ----------------          --------  ------     ------------------      -----
                                                      NOMINEES
                                                      --------
Marvin P. Reynolds         65   Director                            1969     2000             58,199(3)         1.0
Robert F. Burke            65   Director                            1994     2000             18,316(4)          .3
                                           DIRECTORS CONTINUING IN OFFICE
                                           ------------------------------
Lyle R. Grimes             61   President, Chief Executive Officer  1983     1998            139,315(5)         2.5
                                and Chairman of the Board
Otto G. Klein, Jr., M.D.   58   Director                            1988     1998             61,731(6)         1.1

William M. Leslie          62   Director                            1997     1998             19,871(7)          .4
Laurie C. DeMarois         43   Director                            1996     1999             17,251(8)          .3
John E. Roemer             66   Vice Chairman of the Board          1978     1999             51,757(9)          .9
David W. Jorgenson         47   Vice President and Director         1997     1999             59,885(10)        1.1%

--------------------
(1)  Includes service as a director of the Bank.

(2) Includes shares held directly, as well as shares which are subject to presently exercisable options granted under the Stock Option Plan, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or dispositive power. Also includes 29,725 shares subject to options granted under the Stock Option Plan which are exercisable within 60 days of August 29, 1997 and 1,997 shares, subject to restriction, granted under the RRP, respectively, to each non-employee director of the Company, other than Robert F. Burke, Laurie C. DeMarois and William M. Leslie who were granted 1,505, 2,167 and 1,650 shares under the RRP.

(3) Includes 20,000 shares held by a Keogh plan and 365 shares held by Mr. Reynolds' spouse.

(4) Includes 15,084 shares subject to options granted under the Stock Option Plan and 1,505 shares, subject to restriction, granted under the RRP.

(5) See Footnote 5 on page 2 for information regarding Mr. Grimes' share ownership.

(6) Includes 20,000 shares held by a pension/profit sharing plan and 1,093 shares held in a custodial account for a minor child.

(7) Includes 82 shares held by Mr. Leslie's spouse, 15,084 shares subject to options granted under the Stock Option Plan and 1,650 shares subject to restriction, granted under the RRP.

(8) Includes 15,084 shares subject to options granted under the Stock Option Plan and 2,167 shares, subject to restrictions granted under the RRP.

(9) Includes 1,907 shares held by Mr. Roemer's spouse, 29,725 shares subject to options granted under the Stock Option Plan and 1,997 shares subject to restriction, granted under the RRP.

(10) Includes 2,106 shares held in a custodial account for minor child, 1,661 shares subject to restriction granted under the RRP and 21,360 shares subject to options granted under the Stock Option Plan.


         The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

         Marvin P. Reynolds, D.D.S. Dr. Reynolds is a self-employed dentist who has practiced in Missoula, Montana for over 38 years. He is a graduate of the Washington University Dental School at St. Louis.

         Robert F. Burke. Mr. Burke joined American Express Financial Advisors, Inc., as a personal financial advisor in August 1991. Prior to that time, he was Chairman and President of the Bank of Sheridan, a commercial bank located in Sheridan, Montana, from 1983 to 1990. Mr. Burke has approximately 32 years of experience in management and ownership of several Montana banks. He is a graduate of the University of Montana and the Pacific Coast Banking School. He is a Past President of the Montana Bankers Association.

         Lyle R. Grimes. Mr. Grimes is President and Chief Executive Officer of the Company and the Bank, positions he has held since September 1993 and January 1983, respectively. In October 1996, Mr. Grimes was also named Chairman of the Board of the Company and the Bank. Mr. Grimes is responsible for establishing policies and plans for directing and controlling the activities of the Company and the Bank in order to achieve the objectives set by the Board of Directors. Mr. Grimes also acts as spokesman for the Company and the Bank and maintains business, civic and governmental contacts. Mr. Grimes joined the Bank in 1958 and has worked in all phases of the Bank's operations during his 39 years of employment with the Bank. Mr. Grimes also serves as President and a Director of the Bank's subsidiaries. Mr. Grimes served as a Director of the Federal Home Loan Bank of Seattle from January 1993 to January 1995. Mr. Grimes graduated from the University of Montana.

         Otto G. Klein, Jr., M.D. Dr. Klein has practiced ophthalmology with the Rocky Mountain Eye and Ear Center located in Missoula, Montana since 1978. Prior to such time, he was a Clinical Associate Professor of Ophthalmology at the University of Washington and partner of the Mason Clinic in Seattle. He is a graduate of Stanford University and Cornell Medical School.

         William M. Leslie. Mr. Leslie has served as President and Chairman of the Board of Quality Concrete Company, a family-owned business, since 1967. He also has been a part owner of Mineral Specialties, Inc., a family-owned industrial company since 1964 and is the Chief Executive Officer of Cody Brick & Masonry Supplies and Rocky Mountain Concrete Products.

         Laurie Caras DeMarois. Ms. DeMarois joined the Garden City Floral Company in 1976. She now manages the Company and is the majority shareholder. Ms. DeMarois has served as President of the Montana State Florists Association and as a director on the boards of the Missoula Chamber of Commerce, United Way and Rotary Club. Ms. DeMarois is a graduate of the University of Montana.

         John E. Roemer. Mr. Roemer is retired. From 1953 to 1988, Mr. Roemer was the owner and operator of Roemer's Tire Center, Inc. with retail tire and automotive centers located in Missoula, Montana and Coeur d'Alene, Idaho.

         David W. Jorgenson. Mr. Jorgenson is currently Vice President and Director of the Company. Mr. Jorgenson was the President and Chief Executive Officer of Security Bancorp prior to its acquisition by WesterFed. He also served as President and Chief Executive Officer of Security Bank since June 1, 1992. He had previously served as Executive Vice President and Chief Operating Officer of Security Bank from October 1, 1991 until May 31, 1992. Mr. Jorgenson was employed by United Tote Company, a supplier of computerized wagering systems and a subsidiary of United Tote, Inc., from January 1989 to September 30, 1991, as Senior Vice President-Finance. He previously worked at First Interstate Bank of Billings, N.A. (formerly Security Bank, N.A.) from 1973 to 1989, his last position being Vice President and head of the Banking Division.

Meetings and Committees of the Boards of Directors

         Board and Committee Meetings of the Company. Meetings of the Company's Board of Directors are generally held annually or on an as needed basis. The Board of Directors of the Company held 16 meetings during the fiscal year ended June 30, 1997. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he served during the year.

         The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

         The Executive Committee of the Company acts on issues arising between regular board meetings. The Executive Committee is comprised of Directors Grimes, Reynolds and Roemer. The Executive Committee met two times during fiscal 1997.

         The Audit Committee of the Company reviews audit reports and related matters to ensure effective compliance by the Company with internal policies and procedures. Directors Klein, Burke, Roemer, DeMarois and Reynolds are members of this Committee. The Audit Committee met one time during fiscal 1997.

         The Compensation Committee of the Company is responsible for administration of the RRP and Stock Option Plan. The current members of the Compensation Committee are Directors Roemer, Klein and Reynolds. This Committee did not meet during fiscal 1997.

         The entire Board of Directors acting as the Nominating Committee of the Company is responsible for nominating persons to serve on the Board of Directors of the Company. While the Board of Directors will consider nominees recommended by stockholders, the Committee has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days before the date of the Meeting.

         Board and Committee Meetings of the Bank. During the year ended June 30, 1997, the Board of Directors of the Bank held 16 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served during this period. The Board of Directors of the Bank has standing Executive, Audit, Asset/Liability, Building, Compensation and Benefits and Nominating Committees.

         The Executive Committee of the Bank acts on issues arising between regular board meeting dates. The Executive Committee consists of Directors Grimes, Reynolds and Roemer. The Executive Committee did not meet during fiscal 1997.

         The Audit Committee of the Bank is responsible for setting policies with regard to internal controls and outside audits. In addition, the Audit Committee reviews the reports of the Bank's internal auditor, independent auditors and regulators and makes recommendations to the Board of Directors. This committee is comprised of Directors Reynolds, Roemer, Klein, Leslie, DeMarois and Burke. The Audit Committee is scheduled to meet quarterly and met three times during fiscal 1997.

         The Asset/Liability Committee of the Bank is responsible for oversight of the Bank's investment activities and development of investment policies. Directors Grimes, Burke, Jorgenson and Klein serve on this committee with James Salisbury acting as Chairman. The Asset/Liability Committee met four times during fiscal 1997.

         The Building Committee of the Bank reviews corporate office building needs and site acquisitions and makes recommendations to the Board of Directors. This committee currently consists of Directors Grimes, Roemer, Jorgenson, Leslie, DeMarois and Burke. This committee met 11 times during fiscal 1997.

         The Compensation and Benefits Committee of the Bank is comprised of Directors Roemer, Klein and Reynolds. This committee reviews changes in the benefit package offered to the Bank officers and employees and recommends salary levels for executive officers for consideration by the full Board. This committee meets as necessary and met three times during fiscal 1997.

         The Nominating Committee of the Bank meets annually in order to nominate candidates for membership on the Board of Directors. Directors Grimes, Roemer and Klein are the current members of this Committee. This committee met one time during fiscal 1997.

Director Compensation

         The Board of Directors of the Company are not paid for their service in such capacity. Compensation of the Bank's directors is described below.

         Cash Compensation. Non-employee directors of the Bank are currently paid fees of $1,667 per month and $200 for each committee meeting attended, unless held on a regular Board meeting day or by telephone. Mr. Roemer, Vice Chairman of the Board, receives an additional fee of $142 per month.

         Directors' Deferred Income Plan. The Bank maintains a Directors' Deferred Income Plan (the "Director Plan") for the benefit of the Bank's non-employee directors. Directors participating in the Director Plan are permitted to defer $4,000 or more of their directors' fees earned during each fiscal year. Deferred fees are maintained in an account at the Bank and upon retirement are paid to directors in monthly installments over a ten-year period. The Director Plan also provides that, in the event of the death of a participating director while serving on the Board, the director's designated beneficiary shall receive an aggregate amount equal to the amount the director would have deferred, to be paid on a monthly basis. At June 30, 1997, two outside directors participated in the Director Plan.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

         The following table sets forth the compensation paid or accrued by the Bank during fiscal years indicated for services rendered by the Named Officers.



                                               SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------

                                                                                  ----------------------
                                                                                  Long-Term Compensation
                  Annual Compensation(1)                                          ----------------------
                                                                                            Awards
----------------------------------------------------------------------------------------------------------------------------
                                                                                   Restricted
                                                                                      Stock        Options/      All Other
                                                    Fiscal     Salary      Bonus     Award(s)        SARs      Compensation
          Name and Principal Position                Year       ($)       ($)(2)        ($)          (#)           ($)
----------------------------------------------------------------------------------------------------------------------------
Lyle R. Grimes, President, Chief Executive Officer   1997  $220,000(3)   $80,015        $---          ---       $ 77,708(4)
Chairman of the Board                                1996   220,000(3)    90,025         ---          ---        136,802
                                                     1995   210,000(3)    52,059         ---          ---        128,086

Douglas G. Bardwell, Executive Vice President and    1997   123,000(5)    29,830         ---          ---         29,335(6)
Chief Operating Officer                              1996   123,000(5)    33,555         ---          ---         35,760
                                                     1995   117,000(5)    19,340         ---          ---         32,031


James A. Salisbury, Treasurer and Chief Financial    1997   105,000(7)    25,465         ---          ---         29,222(8)
Officer                                              1996   100,000(7)    27,280         ---          ---         22,048
                                                     1995    95,000(7)    15,704         ---          ---         19,826

Jack E. Lovell, Senior Vice President/Credit         1997    89,900(9)    10,790         ---          ---         20,906(10)
Administrator                                        1996    85,000(9)    11,595         ---          ---         15,648
                                                     1995    81,000(9)     6,691         ---          ---         14,217


--------------------

(1) "Perquisites" received by the named officers are not presented in the table as such amounts are below the minimum required for disclosure under executive compensation disclosure rules adopted by the Securities and Exchange Commission.


(2) Paid pursuant to the Annual Incentive Plan. See "Compensation Committee Report on Executive Compensation."

(3) Includes $326, $346 and $253 deferred under the Flexible Compensation Plan in fiscal 1997, 1996 and 1995, respectively.

(4) Includes $50,000 accrued by the Bank for the benefit of Mr. Grimes under the Benefit Equalization Plan. The Benefit Equalization Plan provides supplemental retirement income to Mr. Grimes since his normal retirement benefit is diminished as a result of IRS rules limiting benefits payable under the Pension Plan. See "Benefit Plans." Also includes $24,047 allocated to Mr. Grimes' account under the ESOP (representing 1,173 shares at $20.50 per share), $2,538 in unused sick leave, a $102 Christmas bonus and the following insurance premiums paid by the Bank on Mr. Grimes' behalf: $34 in life insurance, $775 in life insurance under the Salary Continuation Plan and $212 in long-term disability.

(5) Includes $6,156, $5,810 and $4,680 deferred under the 401(k) Plan, and $1,602, $862 and $841 deferred under the Flexible Compensation Plan in fiscal 1997, 1996 and 1995, respectively.

(6) Includes a life insurance premium of $235 paid on behalf of Mr. Bardwell under the Salary Continuation Plan. Also includes $23,637 allocated to Mr. Bardwell's account under the ESOP (representing 1,153 shares at $20.50 per share), $1,419 of unused sick leave, a Christmas bonus of $102, a long-term disability insurance premium of $212, a life insurance premium of $34 and contributions to the 401(k) Plan of $3,696 paid by the Bank on behalf of Mr. Bardwell.

(7) Includes $5,130, $4,878 and $4,752 deferred under the 401(k) Plan, and $1,222, $900 and $500 deferred under the Flexible Compensation Plan in fiscal 1997, 1996 and 1995, respectively.

(8) Includes $3,173 accrued and life insurance premiums of $91 paid on behalf of Mr. Salisbury under the Salary Continuation Plan. Also includes $21,320 allocated to Mr. Salisbury's account under the ESOP (representing 1,040 shares at $20.50 per share), $1,212 in unused sick leave, a Christmas bonus of $102, life insurance premiums of $34, a long-term disability insurance premium of $212, and contributions to the 401(k) Plan of $3,078 paid by the Bank on behalf of Mr. Salisbury.

(9) Includes $936, 1,014 and $957 deferred under the Flexible Compensation Plan in 1997, 1996 and 1995, respectively. Includes $6,090, $4,720 and $3,954 deferred under the 401(k) Plan.

(10) Includes $1,027 in unused sick leave; a Christmas bonus of $102; a long term disability insurance premium of $189; a life insurance premium of $34. Also includes $16,687 allocated to Mr. Lovell's account under the ESOP (representing 814 shares at $20.50 per share). Includes life insurance premiums of $257 paid on the behalf of Mr. Lovell under the Salary Continuation Plan. Also includes $2,610 in contributions to the 401(k) Plan paid by the Bank on behalf of Mr. Lovell.

         The following table sets forth certain information concerning the number and value of unexercised stock options held by the Named Officers at June 30, 1997. No options or stock appreciation rights were awarded to the Named Officers during fiscal 1997.


----------------------------------------------------------------------------------------------------------------------
                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
----------------------------------------------------------------------------------------------------------------------

                                                           Number of Unexercised     Value of Unexercised In-the-Money
                                                       Options/SARs at FY-End (#)(1)   Options/SARs at FY-End ($)(2)
                                                       -----------------------------   -------------------------------
                        Shares Acquired
          Name          on Exercise (#)      Value
                                          Realized ($)   Exercisable   Unexercisable     Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Lyle R. Grimes                N/A             N/A           66,444        60,000            $697,662       $630,000
Douglas G. Bardwell           N/A             N/A           40,000         4,366             420,000         45,843
James A. Salisbury            N/A             N/A           37,268           ---             391,314            ---
Jack E. Lovell                N/A             N/A           11,091           ---             116,455            ---
-----------------------------------------------------------------------------------------------------------------------

-------------------------
(1) Represents options to purchase Common Stock granted pursuant to the Stock Option Plan. Except for an option to purchase 26,444 shares of Common Stock granted to Mr. Grimes, all of which vested in March 1994, the terms of the option awards provide that shares will be exercisable at a rate of 10,000 shares per year, commencing on January 6, 1995.
(2) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based on the closing price of $20.50 per share of the Common Stock as reported on the Nasdaq National Market on June 30, 1997.



Employment Agreements

         The Bank has entered into employment agreements with Messrs. Grimes, Bardwell, Salisbury and Lovell and three other executive officers. The employment agreements are designed to assist the Bank in maintaining a stable and competent management base. The employment agreements became effective January 6, 1994 and provide for an annual base salary in an amount equal to the employee's current salary. The agreements provide for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision ("OTS") regulations. The employment agreements are terminable by the employee upon 90 days' notice to the Bank.

         The following discussion relates to the terms of the agreements with Messrs. Grimes, Bardwell, Salisbury and Lovell. These employment agreements provide for an initial term of three years with the exception of Mr. Lovell whose agreement provides for an initial term of two years. Subject to annual Board approval following a satisfactory annual performance review, on each annual anniversary of the effective date of the agreement, each agreement shall be automatically extended for an additional one-year period, unless either the employee or the Bank gives notice to the contrary. The employment agreements provide for a lump sum payment to the employee of up to 299% of his then-current annual compensation in the event there is a change in control of the Bank where employment terminates involuntarily in connection with such change in control of the Bank or the Company or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended (the "Code") to be contingent on a change in control. Such termination payments are provided on a similar basis in connection with a voluntary termination of employment, where the change in control was at any time opposed by the Bank's Board of Directors. For the purposes of the employment agreements, a change in control is defined to mean an acquisition of control of the Bank or the Company (other than by a trustee or other fiduciary holding securities under an employee benefit plan of the Company or its subsidiary) as defined in OTS regulations which would require the filing of an application for acquisition of control or notice of change in control. The agreements provide, among other things, for participation in an equitable manner and employee benefits applicable to executive personnel.

         Based on current salary information, if Messrs. Grimes, Bardwell, Salisbury and Lovell had been terminated as of June 30, 1997, under circumstances entitling each of them to severance pay as described above, such individuals would have been entitled to receive a lump sum cash payment of approximately $781,957, $388,380, $313,935 and $243,326.

Benefit Plans

         Pension Plan and Benefit Equalization Plan. The Bank's employees are included in the Financial Institutions Retirement Fund, a multiple employer comprehensive pension plan (the "Pension Plan"). This noncontributory defined benefit retirement plan covers all employees who have met minimum service requirements. The Bank's policy is to fund pension costs accrued. In addition to administrative expenses of the Pension Plan paid by the Bank, the Bank made contributions totaling approximately $74,180 to such plan during fiscal 1997.

         The following table illustrates annual pension benefits payable upon retirement at age 65 to a participant electing to receive the standard form of retirement benefits based on various levels of compensation and years of service.


                                  PENSION PLAN TABLE
-----------------------------------------------------------------------------------------------
                                                 Years of Service
                   ----------------------------------------------------------------------------
Remuneration          15               20               25               30               35
------------          --               --               --               --               --
  $ 50,000        $  15,000        $  20,000        $  25,000        $  30,000        $  35,000
    75,000           22,500           30,000           37,500           45,000           52,500
   100,000           30,000           40,000           50,000           60,000           70,000
   125,000           37,500           50,000           62,500           75,000           87,500
   150,000           45,000           60,000           75,000           90,000          105,000
   175,000           52,500           70,000           87,500          105,000          113,636*
   200,000           60,000           80,000          100,000          113,636*         113,636*
   225,000           67,500           90,000          112,500          113,636*         113,636*
   250,000           75,000          100,000          113,636*         113,636*         113,636*

------------
*Maximum annual benefit payable.


      At June 30, 1997, Messrs. Grimes, Bardwell, Salisbury and Lovell had 38 years, 22 years and 11 months, 16 years and 6 months, and 20 years and 9 months, respectively, of credited services under the Plan. Retirement benefits payable under the Pension Plan are based upon salary contained in the Summary Compensation Table.

      The Bank also maintains a Benefit Equalization Plan for the benefit of certain highly compensated individuals whose normal benefits payable upon retirement under the Pension Plan are reduced due to limits placed on benefits payable under the Pension Plan by federal law. This plan provides for an annual retirement benefit commencing at the normal retirement date (as defined in the Bank's Pension Plan) equal to the actuarial equivalent of the participant's accrued benefit (as determined before applying the limitations contained in the Pension Plan and any dollar limitation for the amount considered compensation) minus the actuarial equivalent of the participant's accrual provided under the Pension Plan. In the event of the participant's death prior to the date payments are due to commence under this plan, the plan provides for a death benefit payable to the participant's beneficiary. Currently, Mr. Grimes is the only person participating in this plan. Information regarding the amount contributed by the Bank to this plan on behalf of Mr. Grimes is contained in the Summary Compensation Table.

      Salary Continuation Plan. The Bank has adopted the Salary Continuation Plan ("SCP") for the benefit of 13 officers. The SCP provides for the payment of monthly retirement benefits to participating officers for a period of ten years upon retirement at age 55, provided the officer has at least 20 years of service to the Bank. Benefits payable under the SCP are equal to 1/120 of such officer's monthly salary for calendar 1992. The SCP also provides for a benefit equal to one to two times the participant's 1992 salary, in the event of such person's death while employed by the Bank. Information regarding amounts contributed to the SCP during the past three fiscal years on behalf of the Named Officers is contained in the Summary Compensation Table.

      Deferred Compensation Agreements. Pursuant to WesterFed's acquisition of Security Bancorp, WesterFed has adopted Deferred Compensation Agreements with David W. Jorgenson, Executive Vice President/Commercial Lending and two other employees of the Bank. Such agreements were originally entered into between the parties and Security Bancorp in 1992. Pursuant to the Deferred Compensation Agreements, the Bank has insured the lives of Mr. Jorgenson and two other employees with single premium, whole life insurance policies. Mr. Jorgenson and the employees have no rights in or to the insurance policies purchased by the Bank. If each of Mr. Jorgenson and the two other employees remain continuously employed by the Bank until retirement, they will receive a retirement benefit which will be paid in monthly installments for a period of 15 years. For the purposes of the Deferred Compensation Agreements, Mr. Jorgenson's retirement age is 62 and the two other employees' retirement age is 60 and 52. If Mr. Jorgenson or the other employees die before the expiration of 15 years, the unpaid balance will be paid in monthly installments to the parties' beneficiaries. If Mr. Jorgenson or the other employees die before retirement and while employed full time by the Bank, the parties' beneficiaries will receive a pre-retirement death benefit payable in monthly installments for a period of 15 years. Under his Deferred Compensation Agreement, Mr. Jorgenson will receive annual payments of $46,200 for a period of 15 years.

      The parties to the Deferred Compensation Agreements will forfeit all rights in and to any benefits payable under the Deferred Compensation Agreements if they are terminated other than by reason of disability or death before attaining their respective retirement ages. If the parties have been employed for at least three years from the time of entering into the Deferred Compensation Agreements, the Officers will be considered to be vested in 30% of the payments due, with an additional 10% vesting each succeeding year.

Compensation Committee Report on Executive Compensation

      The Compensation and Benefits Committee has furnished the following report on executive compensation:

      Compensation Policies. This report reflects the Company's compensation policies as endorsed by the Board of Directors and the Committee. The Committee recommends to the Board of Directors amounts of cash compensation for executive officers of the Company and its subsidiaries. With regard to the compensation actions affecting the CEO, all of the non-employee members of the Board of Directors acted as the approving body.

      The Annual Incentive Plan of the Company is designed to:

1. support a pay-for-performance policy that differentiates compensation based on corporate, business unit, and individual performance;

2. motivate key senior officers to achieve strategic business initiatives and award them for their achievement;

3. provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

4. align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

         At present, the Annual Incentive Plan is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, restricted stock and miscellaneous benefits typically offered to executives by major corporations. Along with other eligible employees, executive officers also participate in the Company's 401(k) Plan, which provides for matching contributions, a defined benefit retirement program, and the ESOP.

         Annual incentive plans for executive officers of the Bank were developed in 1993 with the assistance of outside consultants with implementation occurring in fiscal year 1994. During the fiscal year, incentive plans for each of the

Named Officers listed in the compensation table, as well as other senior officers, were established based on stated goals and objectives which are drawn by the Bank's Business Plan. Incentives are awarded based on attainment of those goals. However, all annual incentives are eliminated entirely under this incentive plan if a set minimum of before-tax earnings in dollars is not met during the fiscal year. There is also a maximum before-tax earnings set in dollars above which incentives will not be paid. The Board believes that tying executive officers' income more directly to institution performance will more closely align individual objectives and interests with stockholder value.

         Long-term incentives for executive officers, and to a lesser degree for employees, were provided during the fiscal year ending 1994 with the implementation of the RRP and the Stock Option Plan, which were approved by the stockholders at the Special Meeting of Stockholders held on March 29, 1994. The price of the Common Stock must increase over time to maximize the benefit of the RRP and for the employee to realize any benefit from the options awarded under the Stock Option Plan.

         Salaries. The base salaries paid to Messrs. Grimes, Bardwell, Salisbury and Lovell were increased 0%, 0%, 5.0%, and 4.7%, respectively, for fiscal year 1996-97. This change reflected consideration of the Company's performance and competitive data on similar companies indicating that such changes would be commensurate with experience and individual performance. The other executive officers will be granted base salary increases based on competitive data, individual performance, position, tenure and internal comparability considerations. The Compensation Committee will review and change the compensation strategy as needed in order that it be responsive to stockholder interests over time.

         Bonus Awards for Fiscal 1997. Executive officers of the Company were awarded cash bonuses during the year based on a review of the Company's fiscal year performance and individual performance. The Company performance review included an assessment of how the Company's before-tax earnings compared with goals set by the Board of Directors and the goals included in the Business Plan. Additional factors that are taken into account by the non-employee members of the Board of Directors were their assessment of non-performing loans, interest rate risk, regulatory ratings, the degree of customer satisfaction and morale of the Company's employees. Based on all these factors, the amount of bonus paid to Grimes, Bardwell, Salisbury and Lovell were 36.37%, 24.25%, 24.25% and 12.12% of their base salaries, respectively, as compared to the maximum possible award of 60%, 40%, 40% and 20%, respectively.

         RRP and Stock Option Plan Awards. The RRP, Stock Option Plan and Equity Incentive Plan (the "Plans") are designed to align a significant portion of the executive officers' compensation, and to a lesser degree other employees compensation, with stockholders' interests. The Plans, approved by stockholders in 1994 and 1997, respectively, permit the granting of stock based awards. To date, two types of awards have been granted to executive officers and other key employees:

1. Stock Option -- a right to purchase shares of Common Stock over a ten-year period at the market price on the date of grant.

2. Restricted Stock -- shares of Common Stock the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and which are forfeited if the recipient terminates employment for any reason other than retirement, disability, or death prior to the lapsing of the restriction period (or applicable portion of such period).

         No Stock Options or Restricted Stock were granted during fiscal 1997 to Messrs. Grimes, Bardwell, Salisbury and Lovell. In making future grants, the Committee will consider, among other things, the individual's position and years of service, the value of the individual's service to the Bank and the responsibilities of the individual as an executive officer of a public company as well as the practices of other financial institutions.

         In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Although the current compensation of each of the Company's executive officers is below the $1 million threshold, the Company intends to consider the new provision in establishing future compensation policies and has amended its Stock Option Plan to comply with the requirements of Section 162(m).

                    The Compensation and Benefits Committee

John E. Roemer (Chairman)        Marvin P. Reynolds     Otto G. Klein, Jr., M.D.

Stockholder Return Performance Presentation

         The graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of the Nasdaq Market Index and the SIC Industry Group, an index of federally chartered savings institutions, for the period January 10, 1994, the date the Company's Common Stock commenced trading on the Nasdaq National Market, through June 30, 1997. The graph assumes that $100 was invested on January 10, 1994 and that all dividends were reinvested.


                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG WESTERFED FINANCIAL CORP.,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX

  275 |-----------------------------------------------------------------------|
      |                                                                       |
      |                                                                       |
  250 |-----------------------------------------------------------------------|
      |                                                                &      |
      |                                                                       |
D 225 |-----------------------------------------------------------------------|
      |                                                                       |
O     |                                                                       |
  200 |-----------------------------------------------------------------------|
L     |                                                                       |
      |                                                                #      |
L 175 |-----------------------------------------------------------------------|
      |                                                                *      |
A     |                                                 &                     |
  150 |-----------------------------------------------------------------------|
R     |                                                 #                     |
      |                                                                       |
S 125 |-----------------------------------------------------------------------|
      |                                *&#              *                     |
      |                 *&                                                    |
  100 |------*&#-----------#--------------------------------------------------|
      |                                                                       |
      |                                                                       |
   75 |-----------------------------------------------------------------------|
      |                                                                       |
      |                                                                       |
   50 |-----------------------------------------------------------------------|
         01/10/94       06/30/94       06/30/95       06/30/96       06/30/97


     * WESTERFED FINANCIAL      & SIC CODE INDEX       # NASDAQ MARKET INDEX

                    ASSUMES $100 INVESTED ON JAN. 10, 1994
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING JUNE 30, 1997

Certain Transactions

         The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer and commercial purposes. All such loans, except as described below, to directors and the seven executive officers of the Bank are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility. Loans to full-time employees with the Bank secured by a first mortgage on the employee's principal residence are made under a standard adjustable-rate mortgage program and modified to a reduced interest rate equal to one percent over the Bank's cost of funds subject to their continued employment or, if a fixed rate loan, made at the current market rate with the origination fee waived. Full-time employees with the Bank also receive a preferential rate on consumer and home improvement loans obtained from the Bank. The rate on these loans is modified by a margin (which varies depending on the type of loan) over the Bank in-house consumer loan index or, is modified to a rate that is 2% below the current market rate.

         All loans by the Bank to its executive officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Executive officers and directors may participate in the Employee Loan Program provided they do not receive any preferential treatment compared to a regular employee.

         Set forth below is certain information as to loans made by the Bank prior to changes in federal law to each of its directors and executive officers whose aggregate indebtedness exceeded $60,000 at any time since July 1, 1996, at a preferential interest rate pursuant to the Bank's loan policy at the time such loans were made. Each of the loans was made in the ordinary course of business and did not involve more than the normal risk of collectibility. All loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.


                                                                         Largest
                                     Date                                Amount                 Market     Modified
                                      of                    Original   Outstanding Balance at   Rate at     Rate at
         Name and Position           Loan    Type of Loan    Amount   Since 7/1/96  6/30/97   Origination Origination
         -----------------           ----    ------------    ------   ------------  -------   ----------- ------------
Lyle R. Grimes                       02/88    Residential    $ 92,800   $72,417       $70,782    8.75%        7.46%
President, Chief Executive Officer
and Chairman of the Board

Otto G. Klein, Jr., M.D.             05/87    Residential     125,000   108,035       105,411    8.75         7.44
Director

John E. Roemer                       06/89    Residential      99,750    90,624        87,730    9.75         8.52
Vice Chairman of the Board



         In addition to the loans listed in the tables above, the Bank has in the ordinary course of business made loans to its directors, executive officers and members of their immediate families or affiliates thereof on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to such persons totaled approximately $428,000, or .32% of the Company's stockholders' equity, at June 30, 1997.

             PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent certified public accountants, to be the Company's auditors for the fiscal year ending June 30, 1998. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

         The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending June 30, 1998.

                             STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 110 East Broadway, Missoula, Montana 59802-4511, no later than June 3, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

Missoula, Montana
September 30, 1997

                        WESTERFED FINANCIAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                               October 28, 1997


      The undersigned hereby appoints the Board of Directors of WesterFed Financial Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Missoula Southgate Branch of Western Federal Savings Bank, 2601 Garfield Street, Missoula Montana, on October 28, 1997 at 9:00 a.m. and at any and all adjournments and postponements thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary)

                           / / FOR                    / / VOTE WITHHELD

      INSTRUCTION:  To withhold your vote for any individual nominee, strike a line in that nominee's name below.

                       MARVIN P. REYNOLDS                ROBERT F. BURKE

2. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending June 30, 1998.

                 / / FOR            / / AGAINST               / / VOTE WITHHELD

      In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.




          The Board of Directors recommends a vote "FOR" the proposal and the election of the nominees listed above.



                                  (Continued and to be SIGNED on Reverse Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

      The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.




Dated:                       , 1997        ----------------------------------
       ---------------------               Signature of Stockholder



                                           ----------------------------------

                                           Signature of Stockholder

                                           Please sign exactly as your name(s)
                                           Appear(s) to the left. When signing
                                           as attorney, executor, administrator,
                                           trustee or guardian, please give
                                           your full title. If shares are held
                                           jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE